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                                                                   EXHIBIT 99(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Post-Effective Amendment Nos. 33 and 34 to Registration Statement Nos. 2-87775 and 811-4815, respectively, of Ultra Series Fund on Form N-1A of our report dated February 23, 2005 appearing in the Annual Report of Ultra Series Fund for the year ended December 31, 2004, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 28, 2005


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2004, relating to the statements of changes in net assets and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of Ultra Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 28, 2005